Exhibit 99.1

Contango Oil & Gas Company and Mid-Con Energy Partners, LP Announce Strategic Merger Continuing Contango’s Consolidation Strategy; Contango Announces Related Increase in Borrowing Base

FORT WORTH, TX, and TULSA, OK, October 26, 2020 – Contango Oil & Gas Company (“Contango”) (NYSE American: MCF) and Mid-Con Energy Partners, LP (“Mid-Con”) (NASDAQ: MCEP) today announced they have entered into an agreement to combine in an all-stock merger transaction. The combination continues Contango’s consolidation strategy, increases its exposure to oil reserves at an attractive price, increases corporate margins via scale and further cost rationalization, and amplifies Contango’s ability to play offense amid the dislocation in the sector, while providing Mid-Con’s unitholders with greater liquidity, financial stability and opportunities for growth on a larger platform.

HIGHLIGHTS

•	Acquisition of PDP heavy reserves by Contango at an attractive unlevered return

•	Accretive to Contango’s reserve base

•	Mid-Con’s assets oil weighted with low production decline profile, complementing Contango’s higher production and cash flow profile

•	Leverages Contango’s familiarity with Mid-Con’s assets and operations via Mid-Con’s Management Services Agreement

•	Offers Mid-Con’s unitholders enhanced liquidity, financial stability and opportunities for growth through a larger platform

•	Further cost rationalization expected to be realized via consolidation of the entities

•	Immediate free cash flow accretion(1)

•	Enhanced liquidity for the combined entity

•	Maintains strong balance sheet and low leverage profile of Contango

•	Maintains simple capital structure comprised of bank debt and common equity

•	Adds PUD inventory with low CAPEX requirement with opportunity for near term conversion to PDP

TRANSACTION DETAILS

Under the terms of the merger agreement, Mid-Con unitholders will receive 1.75 shares of Contango common stock for each Mid-Con common unit owned, representing a 5 percent premium based on a 15-day volume weighted average price. This exchange ratio implies an enterprise value for the combined entity in excess of $400 million based on Friday’s closing price. Upon completion of the merger and closing of the concurrently announced private placement of Contango common stock, Contango shareholders will own approximately 87 percent of the combined company and Mid-Con unitholders will own approximately 13 percent of the combined company on a fully diluted basis.

The transaction, which is expected to close in late 2020 or early 2021, has been unanimously approved by the conflicts committee of the board of directors of Mid-Con and by the full board of directors of Mid-Con, and by the disinterested directors of the board of directors of Contango. Voting agreements have been signed by over 50% of holders on both sides of the transaction, including Goff Capital. The closing is subject to customary shareholder and unitholder approvals and other customary conditions to closing. Contango’s senior management team will run the combined company, and Contango’s board of directors will remain intact. The combined company will be headquartered in Fort Worth, TX but will continue to maintain a presence in both the Houston and Oklahoma markets.

MANAGEMENT COMMENTARY

Wilkie Colyer, Contango’s Chief Executive Officer stated, “This merger is exactly the type of transaction we look for to enhance value for our shareholders in the current market. We were able to substantially increase our reserve base and cash flow in an accretive transaction while meeting the needs of Mid-Con unitholders by further rationalizing their cost structure and mitigating their refinancing risk by combining our respective credit facilities. In that sense, this is truly a win for both parties involved in the merger. We of course have great familiarity with the Mid-Con assets having a Management Services Agreement with them and having brought on many of their employees, which has meaningfully enhanced Contango’s expertise. This transaction is simply the next step, and certainly not our last, in our stated goal of consolidating a sector that is in dire need of it. This combination increases our exposure to long lived oil reserves and is accretive to Contango shareholders. Our definition of accretive, by the way, is that it increases the intrinsic value of Contango on a per share basis, and this transaction certainly fits that bill. It also benefits Mid-Con’s unitholders by offering them enhanced liquidity, financial stability and opportunities for growth on a larger platform. We welcome Mid-Con lenders, unitholders, and employees into the Contango family.”

Bob Boulware, the chairman of Mid-Con’s board of directors and its conflicts committee of independent, disinterested directors, stated “This merger was negotiated by our conflicts committee, which determined, with the advice of its financial and legal advisors, that the consideration offered in the merger is fair, from a financial point of view, to Mid-Con’s unaffiliated public unitholders. We are pleased to be able to provide our unitholders with the opportunity to transition at an attractive exchange ratio to ownership of shares in a larger, better capitalized company that is well positioned for future growth.”

BORROWING BASE

Contango has received commitments from its and Mid-Con’s lenders that, effective upon the closing of the merger with Mid-Con, Contango’s borrowing base on its revolving credit facility will be increased from $75 million to $130 million, with the next regular redetermination scheduled for May 1, 2021.

FINANCIAL AND OPERATIONAL UPDATE

Contango ended the third quarter with $66 million of debt outstanding on its $75 million borrowing base credit facility and approximately $8 million of liquidity. Contango’s sales volumes for the third quarter are in the range of 16,500 – 17,000 Boe/d, which is at the high end of the original 14,000 – 17,000 Boe/d guidance. Realized pricing for the third quarter, without the benefit of hedges, was in the range of $18.85 – 19.15 per Boe. Lastly, we incurred approximately $1.5 million of capital expenditures during the quarter.

ADVISORS

Intrepid Partners, LLC is serving as financial advisor and Gibson, Dunn & Crutcher LLP is serving as legal advisor to Contango. Petrie Partners, LLC is serving as financial advisor and Pillsbury Winthrop Shaw Pittman, LLP is serving as legal advisor to Mid-Con.

CONFERENCE CALL

Contango management will hold a conference call to discuss the information described in this press release on Monday, October 26, 2020 at 8:00 a.m. Central Time. Presentation materials will be available online in advance of the call on Contango’s website at https://ir.contango.com. Those interested in participating in the conference call webcast may do so by clinking here to join and entering your information to be connected. The link becomes active 15 minutes prior to the scheduled start time, and the conference will call you. If you are not at a computer, you can join by dialing 1-323-701-0223 (International 1-888-378-4398) and entering participation code 496240. A replay of the call will be made available no later than Tuesday, October 27, 2020 at 9:00 a.m. Central Time through Friday, November 27, 2020 at 9:00 a.m. Central Time by clicking the audio replay link here and entering participation code 1907614.

(1) Free cash flow is a non-GAAP measure defined as operating cash flow less capital expenditures. It should not be considered a substitute for the GAAP measures operating cash flow or revenues.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed merger (the “Proposed Merger”). The Proposed Merger will be submitted to Contango’s shareholders and Mid-Con’s unitholders for their consideration. Contango and Mid-Con intend to file a preliminary consent statement/proxy statement/prospectus (the “Consent Statement/Proxy Statement/Prospectus”) with the Securities and Exchange Commission (the “SEC”) in connection with the Partnership Unitholder Approval and the Contango Shareholder Approval (each as defined in the Merger Agreement) in connection with the Proposed Merger. Contango intends to file a registration statement on Form S-4 (the “Form S-4”) with the SEC, in which the Consent Statement/Proxy Statement/Prospectus will be included as a prospectus. Contango and Mid-Con also intend to file other relevant documents with the SEC regarding the Proposed Merger. After the Form S-4 is declared effective by the SEC, the definitive Consent Statement/Proxy Statement/Prospectus will be mailed to Contango’s shareholders and Mid-Con’s unitholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND SHAREHOLDERS OF CONTANGO AND INVESTORS AND UNITHOLDERS OF MID-CON ARE URGED TO READ THE DEFINITIVE CONSENT STATEMENT/PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The Consent Statement/Proxy Statement/Prospectus, any amendments or supplements thereto and other relevant materials, and any other documents filed by Contango or Mid-Con with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov or free of charge from Contango at www.contango.com or by directing a request to Contango’s Investor Relations Department at investorrelations@contango.com or free of charge from Mid-Con at www.mceplp.com or by directing a request to Mid-Con’s Investor Relations Department at MSA.OwnerRelations@Contango.com.

ABOUT CONTANGO

Contango Oil & Gas Company is a Houston, Texas based, independent oil and natural gas company whose business is to maximize production and cash flow from its offshore properties in the shallow waters of the Gulf of Mexico and onshore properties in Texas, Oklahoma, Louisiana and Wyoming and, when determined appropriate, to use that cash flow to explore, develop, and increase production from its existing properties, to acquire additional PDP-heavy crude oil and natural gas properties or to pay down debt. Additional information is available on the Company’s website at http://contango.com. Information on our website is not part of this release.

ABOUT MID-CON

Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, acquire and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery. Mid-Con Energy’s core areas of operation are located primarily in Oklahoma and Wyoming. For more information, please visit Mid-Con Energy’s website at www.mceplp.com.

NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

Contango, Mid-Con and certain of their respective executive officers, directors, other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the Proposed Merger. Information regarding Contango’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Shareholders, filed with the SEC on April 28, 2020 and in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 20, 2020. Information regarding Mid-Con’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020 and its Current Reports on Form 8-K, filed with the SEC on June 10, 2020 and August 6, 2020. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4, the Consent Statement/Proxy Statement/Prospectus and other relevant materials relating to the Proposed Merger to be filed with the SEC when they become available. Shareholders, unitholders, potential investors and other readers should read the Consent Statement/Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on Contango’s and Mid-Con’s current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “goal,” “opportunity” and similar expressions identify forward-looking statements and express Contango’s and Mid-Con’s expectations about future events. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that Contango expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Contango’s and Mid-Con’s control. Consequently, actual future results could differ materially from Contango’s and Mid-Con’s expectations due to a number of factors, including, but not limited to: the risk that Contango’s and Mid-Con’s businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the Proposed Merger may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the risk that a condition to closing of the Proposed Merger may not be satisfied; the length of time necessary to consummate the Proposed Merger, which may be longer than anticipated for various reasons; potential liability resulting from pending or future litigation; changes in the general economic environment, or social or political conditions, that could affect the businesses; the potential impact of the announcement or consummation of the Proposed Merger on relationships with customers, suppliers, competitors, management and other employees; the effect of this communication of the Proposed Merger on Contango’s stock price or Mid-Con’s unit price; the ability to hire and retain key personnel; reliance on and integration of information technology systems; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the volatility of oil, gas and natural gas liquids (NGL) prices; uncertainties inherent in estimating oil, gas and NGL reserves; the impact of reduced demand for our products and products made from them due to governmental and societal actions taken in response to the COVID-19 pandemic; the uncertainties, costs and risks involved in Contango’s and Mid-Con’s operations, including as a result of employee misconduct; natural disasters, pandemics, epidemics (including COVID-19 and any escalation or worsening thereof) or other public health conditions; counterparty credit risks; risks relating to Contango’s and Mid-Con’s indebtedness; risks related to Contango’s and Mid-Con’s hedging activities; competition for assets, materials, people and capital; regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to environmental matters; cyberattack risks; Contango’s and Mid-Con’s limited control over third parties who operate some of their respective oil and gas properties; midstream capacity constraints and potential interruptions in production; the extent to which insurance covers any losses Contango and Mid-Con may experience; risks related to investors attempting to effect change; general domestic and international economic and political conditions, including the impact of COVID-19; and changes in tax, environmental and other laws, including court rulings, applicable to Contango’s and Mid-Con’s business.

The financial and operational update provided in this release represents management’s current estimates. Neither Contango’s nor Mid-Con’s results for the third quarter are final until such results are published in Contango’s and Mid-Con’s Forms 10-Q filed with the SEC, and the final results may differ from the estimates presented in this release.

In addition to the foregoing, the COVID-19 pandemic and its related repercussions have created significant volatility, uncertainty and turmoil in the global economy and Contango’s and Mid-Con’s industry. This turmoil has included an unprecedented supply-and-demand imbalance for oil and other commodities, resulting in a swift and material decline in commodity prices in early 2020. Contango’s and Mid-Con’s future actual results could differ materially from the forward-looking statements in this communication due to the COVID-19 pandemic and related impacts, including, by, among other things: contributing to a sustained or further deterioration in commodity prices; causing takeaway capacity constraints for production, resulting in further production shut-ins and additional downward pressure on impacted regional pricing differentials; limiting Contango’s and Mid-Con’s ability to access sources of capital due to disruptions in financial markets; increasing the risk of a downgrade from credit rating agencies; exacerbating counterparty credit risks and the risk of supply chain interruptions; and increasing the risk of operational disruptions due to social distancing measures and other changes to business practices. Additional information concerning other risk factors is also contained in Contango’s and Mid-Con’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond Contango’s and Mid-Con’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per share or unit of Contango and Mid-Con, as applicable, for the current or any future financial years or those of the combined company will necessarily match or exceed the historical published earnings per share or unit of Contango and Mid-Con, as applicable. Contango and Mid-Con do not give any assurance (1) that either Contango or Mid-Con will achieve their expectations, or (2) concerning any result or the timing thereof, in each case, with respect to the Proposed Merger or any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

All subsequent written and oral forward-looking statements concerning Contango, Mid-Con or the Proposed Merger, the combined company or other matters and attributable to Contango, Mid-Con or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Contango and Mid-Con assume no duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.

Contact:

Contango Oil & Gas Company

Farley Dakan – (817) 502-6254

President